De Joya Griffith & Company, LLC
CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

January 11, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We consent to the incorporation by reference in this Form S-8 registration statement of the audited financial statements of Sierra Resource Group, Inc. for the years ended December 31, 2009 and December 31, 2008 and our report dated February 25, 2010, included in its Form 10-K.  We consent to all references to our firm included in or made a part of this registration statement.

Sincerely,
De Joya Griffith & Company, LLC

2580 Anthem Village Dr., Henderson, NV 89052
Telephone (702) 563-1600 ● Facsimile (702) 920-8049